                                                                 EXHIBIT 10.5


                            STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT ("Agreement") is made as of the 1st day of July, 1996, by and among PPC HOLDINGS, INC., a Delaware corporation (the "Company"), ROBERT E. MILHOUS, as Trustee of the Robert E. Milhous Trust dated March 11, 1988, as amended ("REM Trustee"), PAUL B. MILHOUS, as Trustee of the Paul Ballard Milhous Trust dated September 24, 1982, as amended ("PBM Trustee" and, together with "REM Trustee," the "Trustees"), and each of the undersigned stockholders (each, an "Investor Stockholder" and, together with the Trustees, the "Stockholders").


                                   RECITALS

     WHEREAS, the Stockholders are the holders of certain of the outstanding shares of common stock of the Company ("Shares") as set forth on SCHEDULE A attached hereto (which schedule will be amended from time to time to reflect changes in ownership of the Shares); and

     WHEREAS, the parties hereto have determined that it is in the best interest of the Stockholders and the Company to restrict the transfer of the Shares of the Investor Stockholders and to provide a mechanism for certain transfers of the Shares to take place; and


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, the parties agree as follows:

     1. RESTRICTIONS ON TRANSFER. Except as provided in Paragraph 4, no Investor Stockholder shall transfer, sell, assign, hypothecate, encumber or alienate ("transfer") any of the Shares without having provided the Trustees and the Company the rights of first refusal specified herein. Except as provided in Paragraph 6, no Trustee shall transfer, sell, assign, hypothecate, encumber or alienate ("transfer") any of the Shares without having provided the Investor Stockholders with the parallel exit rights specified in Paragraph 6. No transfer of any Shares in violation hereof shall be recorded on the books of the Company and any such transfer shall be void and of no effect.

     2. INSPECTION OF AGREEMENT. A copy of this Agreement duly executed by each of the Stockholders and the Company shall be delivered to the Secretary of the Company, maintained by the Secretary at the principal executive office of the Company, and made available for inspection to any person requesting to see it.

     3. LEGEND ON CERTIFICATES. Each Stockholder agrees to present the certificates representing the Shares presently owned or hereafter acquired by him to the Secretary of the Company and to cause the Secretary to place the following legend on the certificates in a prominent manner:

     The transfer, sale, assignment, hypothecation, encumbrance, or alienation of the Shares represented by this Certificate is restricted by a Stockholders Agreement among this Company and certain of its stockholders, dated July 1, 1996, and the Shares, or any interest in them, may only be transferred in accordance with the terms of the Stockholders Agreement. A copy of the Stockholders Agreement is available for inspection during normal business hours at the principal executive office of the Company. All of the terms and provisions of the Stockholders Agreement are incorporated by reference and made a part of this Certificate.

     4. PERMISSIBLE TRANSFERS. Each Investor Stockholder may transfer Shares, or any portion thereof, without consideration to his spouse, children or other descendants, or to a trust for the benefit of such Investor Stockholder, his spouse, children or other descendants, provided that such Investor Stockholder shall be the trustee of such trusts and the deemed owner of said Shares for purposes of Internal Revenue Code ("Code")
Section 1361(c)(2), or any successor statute ("Permitted Transferees"). Each Permitted Transferee shall be bound by all terms of this Agreement, as provided in Paragraph 7 of this Agreement.

     5. RIGHTS OF FIRST REFUSAL. An Investor Stockholder may transfer any of his Shares, or any right, title or interest therein, pursuant to the following steps:

         (a) The Stockholder shall give written notice (the "Sale Notice") to the Company and the other Stockholders of his intention to transfer the Shares. The Sale Notice shall identify the proposed transferee and specify the number of Shares to be transferred, the price per share, and the terms of payment.

         (b) The Trustees shall have the first option to purchase the Shares referred to in the Sale Notice at the price and on the same terms and conditions specified in the Sale Notice. Within thirty (30) days after delivery of the Sale Notice to the Trustees, the Trustees shall give written notice to the Company and the other Stockholders regarding the number of Shares to be purchased by the Trustees. Except as otherwise agreed by the Trustees, the Trustees shall purchase such Shares in proportion to their relative existing stockholdings.

         (c) If the Trustees do not elect to purchase the Shares referred to in the Sale Notice, the Company shall have the option to purchase all of the Shares referred to in the Sale Notice (other than those Shares to be purchased by the Trustees) at the price and on the same terms and conditions specified in the Sale Notice. Within forty-five (45) days after delivery of the Sale Notice to the Company, the Company shall give written notice to the Stockholders regarding the number of Shares to be purchased by the Company.

         (d) If the Trustees and/or the Company elect to purchase all of the Shares set forth in the Sale Notice, the Trustees and/or the Company, as applicable, shall purchase all such Shares at the price and on the same terms and conditions specified in the Sale Notice.

         (e) If the Trustees and/or the Company do not elect to purchase all of the Shares set forth in the Sale Notice, such Shares, but not less than all of such Shares referred to in the Sale Notice, may be transferred at any time prior to the ninetieth (90th) day after the date of the Sale Notice to the transferee identified in the Sale Notice on the terms and conditions specified in the Sale Notice. No transfer of Shares shall be made after the end of such ninety (90) day period, nor shall any change in the terms and conditions of transfer be permitted, without the selling Investor Stockholder first giving to the Company and the other Stockholders a new Sale Notice in compliance with the requirements of this Paragraph.

     6.  PARALLEL EXIT RIGHT.

         (a) If at any time prior to the termination of this Agreement, either or both of the Trustees and/or any Affiliate (for purposes of this Agreement, the term "Affiliate" shall have the meaning defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")) of either of the Trustees (collectively, together with the Trustees, the "Milhous Affiliates") propose to sell or exchange (in a business combination or otherwise) any of their Shares to any third party (a "Buyer"), other than a Milhous Affiliate or other than pursuant to a registration statement under the Securities Act, the Milhous Affiliates shall so notify the Investor Stockholders, describing in such notification (the "Parallel Exit Notice")
(i) the name and address of the Buyer, (ii) the price per Share and the form of consideration which the Buyer proposes to pay for the transferred Shares,
(iii) the terms of any additional consideration to be provided to the Milhous Affiliates including, without limitation, any noncompetition or consulting agreement (the "Additional Consideration"), and (iv) the method of payment and other terms and conditions of the proposed sale or exchange.

         (b) The Milhous Affiliates shall provide as part of the proposed sale or exchange, and each Investor Stockholder hereby agrees, that each Investor Stockholder shall participate therein (the "Parallel Exit Right"), PRO RATA in proportion to the respective numbers of Shares owned by the Milhous Affiliates, each Investor Stockholder and each other person who exercises any right or has an obligation to participate with the Milhous Affiliates in the sale or exchange, on the same terms and subject to the same conditions (including but not limited to obligations with respect to indemnification) as the sale or exchange by the Milhous Affiliates; provided, however, that, for purposes of determining the consideration to be paid for each Share of the Investor Stockholders, the aggregate consideration to be paid for the transferred Shares shall be deemed to include (i) the price per Share to be paid therefor and (ii) the Additional Consideration allocated ratably among the transferred Shares.

         (c) The sale or exchange of the Shares resulting from the Parallel Exit Right shall take place at the principal offices of the Company on the twentieth (20th) business day following the date of delivery of the Parallel Exit Notice or at such other place, on such other date, or both, as the Milhous Affiliates and the Buyer shall agree upon in writing (the "Closing Date"). On the Closing Date, each Stockholder shall deliver the certificate(s) representing the applicable number of Shares to be transferred by him to the Buyer in proper form for transfer with appropriate stock powers executed in blank attached and with all documentary or transfer tax stamps affixed, against payment of the considerations therefor by a wire transfer of funds to the respective bank accounts designated by the Milhous Affiliates and each Investor Stockholder or by certified or official bank check or checks. By delivering such certificate(s), the Milhous Affiliates and the Investor Stockholders each shall be deemed to represent that the Buyer will receive good title to the respective securities transferred by them represented by such certificates and instruments, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

         (d) Upon consummation of the sale or exchange, the transferred Shares shall no longer be subject to the provisions of this Agreement.

     7. RIGHTS AND OBLIGATIONS OF TRANSFEREE. Except as otherwise expressly provided in this Agreement, each transferee or any subsequent transferee of Shares (or any right, title or interest in such Shares) shall hold such Shares (or right, title or interest in such Shares) subject to all of the provisions of this Agreement applicable to the transferor of such Shares (or his predecessor in interest) and shall make no further transfers except as provided in this Agreement. In addition, each Permitted Transferee shall succeed to the rights that his respective transferor held under this Agreement as if the subject Shares were still held by such transferor.

     8. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the occurrence of any one of the following events:

         (a)  July 1, 2016;

         (b)  The written agreement of the Stockholders to that effect; or

         (c)  The bankruptcy, receivership, or dissolution of the Company.

     9. ALTERATIONS OR AMENDMENTS. This Agreement may be altered or amended in whole or in part at any time, by filing with this Agreement a written instrument setting forth the changes signed by the Company and each of the Stockholders.

    10. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party or to an officer of the party, or in lieu of such personal delivery, on the third day after deposit in the United States Mail, registered or certified, return receipt requested, addressed to a Stockholder at the address then appearing for him on the books and records of the Company or to the Company at its principal executive office.

    11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as restricted above with regard to transfers, each of their heirs, executors, administrators, successors and assigns.

    12. SEVERABILITY. Should any provisions or portion of this Agreement be held unenforceable and invalid for any reason, the remaining provisions and portions of this Agreement shall continue in full force and effect.

    13. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

    14. ENFORCEMENT. In the event of any breach of any covenant in, or any other default under, this Agreement, any Stockholder may proceed to protect and enforce his rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such Stockholder, or to take any one or more of such actions. In the event any party hereto brings such an action against any other party, the prevailing party in such dispute shall be entitled to recover from the other party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation reasonable fees and expenses of attorneys and accountants. None of the rights, powers or remedies conferred upon any party hereto shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or now or hereafter available at law, in equity, by statute or otherwise. Except as expressly provided in this Agreement, no course of dealing between the Company and any Stockholder or between any Stockholders, and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

    15. ENTIRE AGREEMENT. This instrument constitutes the entire Agreement of the parties hereto respecting the sale and purchase of the Shares and correctly sets forth the rights, duties, and obligations of each to the other in relation thereto as of its date. Any prior agreements, promises, negotiations, or representations concerning its subject matter not expressly set forth in this Agreement are of no force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above set forth.


                                          PPC HOLDINGS, INC.,
                                          a Delaware corporation


                                          By  /s/ Paul B. Milhous
                                          ------------------------------------
                                          Name:
                                          Title:


                                           /s/ Robert E. Milhous
                                          ------------------------------------
                                          ROBERT E. MILHOUS, as Trustee
                                          of the Robert E. Milhous Trust
                                          dated March 11, 1988, as amended


                                           /s/ Paul B. Milhous
                                          ------------------------------------
                                          PAUL B. MILHOUS, as Trustee
                                          of the Paul Ballard Milhous Trust
                                          dated September 24, 1982, as amended


                                          INVESTOR STOCKHOLDERS:


                                           /s/ Jerry L. Pesiach
                                          ----------------------------------
                                                   JERRY L. PESIACH


                                           /s/ Thomas V. Bressan
                                          ----------------------------------
                                                   THOMAS V. BRESSAN

     Stockholders Agreement by and among the stockholders of the Company named therein dated as of the 1st day of July, 1996.

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                       Schedule A Omitted In Accordance
                     With Item 601(b)(2) of Regulation S-K
                     -------------------------------------

Schedule A        Issued and Oustanding Common Stock of the Stockholders

     Perry-Judd's Incorporated will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Perry-Judd's Incorporated may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.